UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 1, 2013, RigNet, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it had entered into a definitive agreement (the “Purchase Agreement”) to acquire Inmarsat plc’s (“Inmarsat”) energy broadband business (the “Acquisition”). A copy of the press release announcing the Acquisition is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Under the Purchase Agreement, the Company will acquire Inmarsat’s energy broadband business for $25.0 million in cash (subject to certain working capital adjustments), adding to the Company’s technology solutions, customer base and geographic footprint. The business being acquired represents one of the largest pure play providers of remote communications to the oil and gas industry, making it a natural and strategic fit with the Company’s complementary business. Under the terms of the deal, Inmarsat will carve out and sell to the Company all of its energy broadband assets, which include: microwave and WiMAX networks in the U.S. Gulf of Mexico that serve drillers, producers and energy vessel owners; VSAT interests in Russia, the United Kingdom, U.S. and Canada; an M2M SCADA VSAT network in the continental U.S. that serves the pipeline industry; a telecommunications systems integration business that operates worldwide; and a global L-band MSS retail energy business. The energy carve-out includes assets, employees, contracts and working capital.

In addition, the Company has agreed separately, conditioned upon the closing of the Acquisition, to become a key distributor of Inmarsat’s GX satellite communications network services, which will enable the Company to offer the next-generation satellite services to existing and new customers in the global energy sector. The Company has agreed to purchase, under certain conditions, significant capacity from the high-throughput GX network during the four years after it becomes operational. The Company expects to utilize the GX network capacity across its own business as well as that of the acquired energy broadband business.

The Acquisition is expected to close in or before the first quarter of 2014 after customary conditions have been met and regulatory approvals obtained.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: August 1, 2013

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press release dated August 1, 2013